Exhibit 10.78

SHARE ISSUANCE AGREEMENT

SHARE ISSUANCE AGREEMENT (this “Agreement”), dated as of March 6, 2008, by and between Lithium Technology Corporation (“LTC”) and Arch Hill Capital N.V. (“Arch Hill Capital”).

WHEREAS:

A.         Pursuant to a Debt Settlement Agreement dated February 27, 2008 LTC agreed to issue 302,714,400 shares of LTC common stock (the “Shares”) to Arch Hill Capital in settlement of the debt set forth in the Debt Settlement Agreement; and

B.         The parties desire LTC to issue to Arch Hill Capital shares of LTC Series C Preferred Stock in partial settlement of the obligation of LTC to issue the Shares.

NOW, THEREFORE, in consideration of these premises and the mutual agreements contained in this Agreement, the parties hereto agree as follows:

1.         In lieu of issuing 112,542,100 shares of LTC Common Stock, LTC shall issue to Arch Hill Capital and Arch Hill Capital shall acquire from LTC 45,016.84 shares of Series C Preferred Stock convertible into 112,542,100 shares of Common Stock.

2.         LTC shall have a remaining obligation to deliver 190,172,300 shares of LTC Common Stock to Arch Hill Capital pursuant to the terms of the Debt Settlement Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

LITHIUM TECHNOLOGY CORPORATION

By:	/s/ Amir Elbaz
Amir Elbaz
Chief Financial Officer

ARCH HILL CAPITAL, N.V.

By:	/s/ Christiaan A. van den Berg
Christiaan A. van den Berg
Chief Executive Officer